Exh 10.10

                         OPERATING AGREEMENT ASSIGNMENT

      THIS OPERATING AGREEMENT ASSIGNMENT, made and entered into effective as of July 15, 1999 (the "Effective Date"), by and between Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company, (hereinafter called the "Assignor"), and Peninsula Gaming Company, LLC, a Delaware limited liability company (hereinafter called "Assignee").

      1. OPERATING AGREEMENT. Assignor and Assignee acknowledge that Assignor is a party to a certain Operating Agreement dated February 22, 1993, as amended, by and between Dubuque Racing Association, Ltd, ("DRA") and Greater Dubuque Riverboat Entertainment Company, L.C. (the "Operating Agreement"), setting forth the rights, duties and obligations of the parties with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code.

      2. ASSIGNMENT. As of the Effective Date, Assignor hereby sells, assigns, transfers and conveys unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Operating Agreement. By its execution hereof, Assignee agrees to assume and be bound by and timely perform, observe, discharge and otherwise comply with each and every one of Assignor's duties, obligations, covenants and undertakings under the Operating Agreement accruing on or after the Effective Date.

      3. INDEMNIFICATION. Assignor covenants to hold Assignee harmless from and indemnify Assignee against any claim, loss, damage, cost and expense (including reasonable attorneys' fees and court costs) that Assignee may incur from and after the Effective Date as a result of the failure of Assignor to perform any of its obligations with respect to the Operating Agreement up to the Effective Date. Assignee covenants to hold Assignor harmless from and indemnify Assignor against any claim, loss, damage, cost or expense (including reasonable attorneys' fees and court costs) that Assignor may incur from and after the Effective Date as a result of the failure of Assignee to perform any of its obligations with respect to the Operating Agreement from and after the Effective Date.

      4. ASSIGNMENT. Assignor and Assignee acknowledge that DRA's consent to this Assignment does not constitute a waiver of DRA's right to require approval of any further assignment, in accordance with the Operating Agreement.

      5. GOVERNING LAW. This Assignment shall be governed by and construed under the laws of the State of Iowa.

      6. BINDING EFFECT. The terms of this Assignment shall bind the parties hereto and their successors in interest.


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      7. MODIFICATION. This Assignment shall not be modified except if done in writing and signed by both parties.

      8. CONDITION PRECEDENT. The obligations of Assignor and Assignee under this Assignment are subject to the closing of the sale and purchase by Assignee of substantially all of the assets of Assignor pursuant to that certain Asset Purchase and Sale Agreement, dated January 15, 1999, between Assignor and Assignee.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.


Peninsula Gaming Company, L.L.C.           Greater Dubuque Riverboat
                                           Entertainment Company, L.C.

By: /s/ Michael Luzich                     By: /s/ Don Iverson
    -----------------------------              -------------------------------
Its:                                       Its: Chairman, Management Comm.
    -----------------------------               ------------------------------

       ASSIGNOR                            ASSIGNOR


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                                     CONSENT

Dubuque Racing Association, Ltd. ("DRA"), a party to that certain Operating Agreement dated February 22, 1993, as amended, with Greater Dubuque Riverboat Entertainment Company, L.C., setting forth the respective rights, duties, and obligations of the parties with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code, hereby consents to the assignment of the Operating Agreement by Greater Dubuque Riverboat Entertainment Company, L.C. to Peninsula Gaming Company, LLC. Further, DRA is not aware of any current default on the Operating Agreement nor is DRA aware of any condition which would lead to a default.


DUBUQUE RACING ASSOCIATION, LTD.


By: /s/ Dan Hammel            Date Signed: 7-15-99
    -----------------------                ---------
Its: President
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